Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277815 on Form F-3 and Registration Statement Nos. 333-281570, 333-270305, 333-122801, 333-13694, 333-155173, 333-155172, 333-158239, 333-168544, 333-199117, and 333-248215 on Form S-8 of our reports dated 10 March 2025, relating to the financial statements of Smith & Nephew plc and the effectiveness of Smith & Nephew plc's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2024.

/s/ Deloitte LLP

London, United Kingdom

10 March 2025